EXHIBIT 23.1
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CONSENT OF Bagell,Josephs,Levine & COMPANY, LLC
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in this Annual Report on Form 10-KSB of ZAP of our report dated March 30, 2008, relating to the consolidated financial statements of ZAP and Subsidiaries, which appear in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Annual Report. We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-142042) of ZAP of our report dated March 30, 2008, relating to the consolidated financial statements, which appear in this Form 10-KSB.




/S/ Bagell,Josephs,Levine & COMPANY, LLC
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Bagell,Josephs,Levine & COMPANY, LLC. LLC
Marlton, New Jersey
April 11, 2008